Exhibit 4.7

FORM OF SERIES B CAPITAL SECURITY CERTIFICATE

[FORM OF FACE OF CAPITAL SECURITY]

              [IF THIS SERIES B CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY, INSERT: THIS SERIES B CAPITAL SECURITY IS A GLOBAL CAPITAL SECURITY WITHIN THE MEANING OF THE DECLARATION (AS DEFINED BELOW) AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "CLEARING AGENCY") OR A NOMINEE OF THE CLEARING AGENCY. THIS SERIES B CAPITAL SECURITY IS EXCHANGEABLE FOR SERIES B CAPITAL SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE CLEARING AGENCY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE DECLARATION AND NO TRANSFER OF THIS SERIES B CAPITAL SECURITY (OTHER THAN A TRANSFER OF THIS SERIES B CAPITAL SECURITY AS A WHOLE BY THE CLEARING AGENCY TO A NOMINEE OF THE CLEARING AGENCY OR BY A NOMINEE OF THE CLEARING AGENCY TO THE CLEARING AGENCY OR ANOTHER NOMINEE OF THE CLEARING AGENCY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

              UNLESS THIS SERIES B CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SERIES B CAPITAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE CLEARING AGENCY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

              THE HOLDER OF THIS SERIES B CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF, AS THE CASE MAY BE, ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SERIES B CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SERIES B CAPITAL SECURITY OR SUCH INTEREST OR PARTICIPATION IS NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THIS SERIES B CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF OR THEREOF, AS THE CASE MAY BE, THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE AND HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH THERE IS NO APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

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              IN CONNECTION WITH ANY TRANSFER, THE HOLDER OF THIS SERIES B CAPITAL SECURITY WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS MAY BE REQUIRED BY THE DECLARATION (AS DEFINED BELOW) TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

              THIS SERIES B CAPITAL SECURITY WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF THIS SERIES B CAPITAL SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF THIS SERIES B CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS SERIES B CAPITAL SECURITY OR SUCH INTEREST OR PARTICIPATION, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN THIS SERIES B CAPITAL SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN.

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Certificate Number[_____]Number of Capital Securities [_____]

CUSIP NO [________]

Certificate Evidencing Exchange Capital Securities

of

First Financial Capital Trust I

7.0% Capital Securities, Series B

(Liquidation Amount $1,000 per Capital Security)

              First Financial Capital Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that [Cede & Co.](1) [_________](2) is the registered owner (the "Holder") of [______________] capital securities, series B, of the Trust representing undivided preferred beneficial interests in the assets of the Trust, designated as the 7.0% Capital Securities, Series B (Liquidation Amount $1,000 per Capital Security) (the "Exchange Capital Securities"). Subject to the Declaration (as defined below), the Exchange Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer. The Exchange Capital Securities represented hereby are issued pursuant to, and the designation, rights, privileges, restrictions, preferences and other terms and provisions of the Exchange Capital Securities shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of March 24, 2004, among A. Thomas Hood, Susan E. Baham and Mark R. Adelson, as Administrators, Wilmington Trust Company, as Delaware Trustee, Wilmington Trust Company, as Institutional Trustee, First Financial Holdings, Inc., as Sponsor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, including the designation of the terms of the Exchange Capital Securities as set forth in Annex I to the Declaration, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee and the Indenture to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee, and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

              By acceptance of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

________________

1 Insert in Global Capital Securities only.

2 Insert in Definitive Capital Securities only.

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              By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Debt Securities as indebtedness and the Exchange Capital Securities as evidence of undivided beneficial ownership in the Debt Securities through a grantor trust.

              This Certificate and the Exchange Capital Securities evidenced hereby are governed by, and shall be construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

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              IN WITNESS WHEREOF, the Trust has duly executed this Certificate.

First Financial Capital Trust I
By:
Name:
Title: Administrator
Dated:

CERTIFICATE OF AUTHENTICATION

              This Certificate represents Fixed Rate Capital Securities, Series B referred to in the within-mentioned Declaration.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as the Institutional Trustee
By:	Authorized Officer
Dated:

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[FORM OF REVERSE OF CAPITAL SECURITY]

Distributions payable on each Exchange Capital Security will be payable at a fixed rate of interest per annum, which, with respect to any Distribution Period (as defined herein), will be equal to 7.0% (the "Coupon Rate"). Distributions in arrears for more than one Distribution Period will bear interest thereon, compounded quarterly, at the applicable Coupon Rate for each Distribution Period thereafter (to the extent permitted by applicable law). The term "Distributions", as used herein, includes cash Distributions, any such compounded Distributions and any Additional Amounts payable on the Debt Securities unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debt Securities held by the Institutional Trustee and to the extent the Institutional Trustee has funds legally available in the Property Account therefor. The amount of Distributions payable for any Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Except as otherwise described below, Distributions on the Exchange Capital Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on January 7th, April 7th, July 7th, and October 7th of each year, commencing on July 7, 2004, and on any date of redemption (each, a "Distribution Payment Date"), subject to the Business Day convention specified in the Declaration. The Debt Security Issuer has the right under the Indenture to defer payments of interest and Liquidated Damages, if any, on the Debt Securities by extending the interest payment period for up to 20 consecutive quarterly periods (each such extended interest payment period, together with all previous and future consecutive extensions thereof, is referred to herein as an "Extension Period") at any time and from time to time on the Debt Securities, subject to the conditions described below and in the Declaration and the Indenture. No Extension Period may end on a date other than a Distribution Payment Date or extend beyond the Maturity Date, any Optional Redemption Date or the Special Redemption Date, as the case may be. During any Extension Period, interest will continue to accrue on the Debt Securities, and interest on such accrued interest (such accrued interest and interest thereon referred to herein as "Deferred Interest") will accrue, at an annual rate equal to the Coupon Rate, compounded quarterly from the date such Deferred Interest would have been payable were it not for the Extension Period, to the extent permitted by applicable law. At the end of any Extension Period, the Debt Security Issuer shall pay all Deferred Interest then accrued and unpaid on the Debt Securities; provided, however, that prior to the termination of any Extension Period, the Debt Security Issuer may further extend such Extension Period, provided, that no Extension Period (including all previous and further consecutive extensions that are part of such Extension Period) shall exceed 20 consecutive quarterly periods. Upon the termination of any Extension Period and upon the payment of all Deferred Interest, the Debt Security Issuer may commence a new Extension Period, subject to the requirements set forth herein and in the Declaration and the Indenture. No interest or Deferred Interest (except any Additional Amounts that may be due and payable) shall be due and payable during an Extension Period, except at the end thereof, but Deferred Interest shall accrue upon each installment of interest that would otherwise have been due and payable during such Extension Period until such installment is paid.

As a consequence of any Extension Period, Distributions will be deferred. If Distributions are deferred, the Distributions due shall be paid on the date that the related

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Extension Period terminates to Holders of the Exchange Capital Securities as they appear on the books and records of the Trust on the regular record date immediately preceding the Distribution Payment Date on which such Extension Period terminates to the extent that the Trust has funds legally available for the payment of such Distributions in the Property Account of the Trust.

The Exchange Capital Securities shall be redeemable as provided in the Declaration.

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ASSIGNMENT

              FOR VALUE RECEIVED, the undersigned assigns and transfers the Capital Securities evidenced by this Certificate to:

____________________________

____________________________

____________________________

(Insert assignee's social security or tax identification number)

____________________________

____________________________

____________________________
(Insert address and zip code of assignee),
and irrevocably appoints ________________________________________________________ as agent to transfer the Capital Securities evidenced by this Certificate on the books of the Trust.
The agent may substitute another to act for it, him or her.

              Date:__________________

              Signature:__________________

              (Sign exactly as your name appears on the other side of this Certificate)

              Signature Guarantee:(3) ____________________________

______________________
3 Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

End.